Exhibit 16.1

August 28, 2013

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

We have read the statements of Bahamas Concierge, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated August 28, 2013 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC